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                                                                      EXHIBIT 11



               DAISYTEK INTERNATIONAL CORPORATION AND SUBSIDIARIES

                STATEMENTS RE: COMPUTATION OF EARNINGS PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                       Three Months Ended           Nine Months Ended
                                                                          December 31,                December 31,
                                                                      ---------------------      ----------------------
                                                                        1998         1997          1998          1997
                                                                      --------     --------      --------      --------
Net income                                                            $  4,936     $  4,424      $ 15,565      $ 12,671
                                                                      ========     ========      ========      ========
Net income per common share - diluted                                 $   0.28     $   0.29      $   0.88      $   0.83
                                                                      ========     ========      ========      ========

Pro forma data (2):
    Historical net income                                             $  4,936     $  4,424      $ 15,565      $ 12,671
    Pro forma adjustments:
        Provision for income taxes                                          --          (79)         (291)         (253)
        Acquisition related costs, net of tax                               --           --           246            --
                                                                      --------     --------      --------      --------
    Pro forma net income                                                 4,936        4,345        15,520        12,418
                                                                      ========     ========      ========      ========
    Pro forma net income per common
        share - diluted                                               $   0.28     $   0.28      $   0.88      $   0.82
                                                                      ========     ========      ========      ========

Weighted average common and common share
    equivalents outstanding                                             17,572       15,283        17,734        15,235
                                                                      ========     ========      ========      ========

Calculation of weighted average common and common share equivalents outstanding:

Weighted average of common stock outstanding
                                                                        17,140       14,607        17,083        14,505

Weighted average common stock options, utilizing
    the treasury stock method (1)                                          432          676           651           730
                                                                      --------     --------      --------      --------

                                                                        17,572       15,283        17,734        15,235
                                                                      ========     ========      ========      ========

(1) Utilizing the weighted average stock price of $16.47 and $20.86 per share for the three and nine months ended December 31, 1998, respectively, and the weighted average stock price (split adjusted) of $19.21 and $18.95 per share for the three and nine months ended December 31, 1997, respectively.
(2) Pro forma data is presented for informational purposes only and includes the following adjustments: (a) A business unit of a business combination with The Tape Company, Inc., which was accounted for as a pooling of interests, was organized as a subchapter S corporation, whereby income taxes were paid individually by the owners. The pro forma provision for income tax adjustment is provided to reflect income tax under a corporate tax structure; (b) Daisytek incurred various acquisition related accounting, legal and other costs applicable to the acquisition of The Tape Company. The pro forma adjustment for acquisition related costs, net of tax, excludes such costs from pro forma net income for the nine months ended December 31, 1998.